Exhibit 99.1

First Connecticut Bancorp, Inc. reports second quarter 2017 earnings of $0.32 diluted earnings per share

FARMINGTON, Conn., July 19, 2017 – First Connecticut Bancorp, Inc. (NASDAQ: FBNK), the holding company for Farmington Bank, reported a 37% increase in net income to $5.0 million, or $0.32 diluted earnings per share for the quarter ended June 30, 2017 compared to net income of $3.6 million, or $0.24 diluted earnings per share for the quarter ended June 30, 2016.

Net income on a core earnings basis was $5.0 million, or $0.31 diluted core earnings per share for the quarter ended June 30, 2017 compared to $3.4 million, or $0.22 diluted core earnings per share for the quarter ended June 30, 2016.  Core earnings exclude non-recurring items.

"I am once again pleased to report strong earnings for the second quarter. Year over year loan and deposit growth remained very strong, while our focus on total quality improvement continues to drive our efficiency ratio lower each quarter. Asset quality remains strong and our balance sheet remains well positioned for the current and projected future interest rate environment" stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

Financial Highlights

•
Net interest income increased $573,000 to $19.8 million in the second quarter of 2017 compared to the linked quarter and increased $2.0 million compared to the second quarter of 2016.  Net interest income includes $370,000 in prepayment penalty fees in the second quarter of 2016.

•	Core net interest margin was 2.92% in the second quarter of 2017 compared to 2.92% in the linked quarter and 2.81% in the prior year quarter.

•	Efficiency ratio was 66.31% in the second quarter of 2017 compared to 67.85% in the linked quarter and 73.52% in the prior year quarter.

•	Noninterest expense to average assets was 2.12% in the second quarter of 2017 and in the linked quarter and 2.23% in the prior year quarter.

•
Organic loan growth remained strong during the second quarter of 2017 as loans increased $59.8 million to $2.7 billion at June 30, 2017 primarily due to a $27.7 million increase in commercial real estate and a $10.5 million increase in commercial and industrial loans.  Loans increased $242.5 million or 10% from a year ago.

•
Overall deposits decreased $42.8 million to $2.2 billion in the second quarter of 2017 due to municipal deposits seasonality compared to the linked quarter and increased $193.6 million or 9% from a year ago.

•	Loans to deposits were 119% in the second quarter of 2017 compared to 114% in the linked quarter and 118% in the second quarter of 2016.

•	Tangible book value per share increased to $16.86 for the quarter ended June 30, 2017 compared to $16.62 on a linked quarter basis and $15.95 at June 30, 2016.

•	Checking accounts grew by 7% or 3,927 net new accounts from a year ago.

•
Asset quality remained strong as loan delinquencies 30 days and greater represented 0.60% of total loans at June 30, 2017 compared to 0.67% of total loans at March 31, 2017 and 0.50% at June 30, 2016.  Non-accrual loans represented 0.60% of total loans at June 30, 2017 compared to 0.61% of total loans on a linked quarter basis and 0.56% of total loans at June 30, 2016.

•	The allowance for loan losses represented 0.83% of total loans at June 30, 2017 and 0.82% of total loans at March 31, 2017 and 0.86% at June 30, 2016.

•	The Company paid a quarterly cash dividend of $0.12 per share during the second quarter, an increase of $0.01 compared to the linked quarter and an increase of $0.05 from a year ago.

Second quarter 2017 compared with first quarter 2017

Net interest income

•
Net interest income increased $573,000 to $19.8 million in the second quarter of 2017 compared to the linked quarter primarily due to a $53.2 million increase in the average loans balance offset by a $331,000 increase in interest expense.

•	Net interest margin was 2.92% in the second quarter of 2017 compared to 2.94% in the linked quarter. Net interest margin, excluding $84,000 prepayment penalty fees, was 2.92% in the linked quarter.

•	The cost of interest-bearing liabilities increased 3 basis points to 79 basis points in the second quarter of 2017 compared to 76 basis points in the linked quarter.

Provision for loan losses

•	Provision for loan losses was $710,000 for the second quarter of 2017 compared to $325,000 for the linked quarter.

•	Net charge-offs in the quarter were $22,000 or 0.00% to average loans (annualized) compared to $505,000 or 0.08% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.83% of total loans at June 30, 2017 and 0.82% of total loans at March 31, 2017.

Noninterest income

•
Total noninterest income increased $711,000 to $3.9 million in the second quarter of 2017 compared to the linked quarter primarily due to a $295,000 increase in net gain on loans sold and a $279,000 increase in bank owned life insurance income.

•	Net gain on loans sold increased to $711,000 from $416,000 primarily due to an increase in volume and a higher rate environment.

•	Bank owned life insurance income increased $279,000 primarily due to receiving $271,000 in death benefit proceeds.

•	Other noninterest income includes swap fees totaling $562,000 compared to $711,000 in the linked quarter and an increase in SBIC fund income of $217,000.

Noninterest expense

•	Noninterest expense increased $726,000 in the second quarter of 2017 to $15.9 million compared to the linked quarter primarily due to a $709,000 increase in salaries and employee benefits.

•	Salaries and employee benefits increased $709,000 to $10.0 million primarily due to $343,000 in severance expense and general salary increases which became effective in mid-March.

Income tax expense

•	Income tax expense was $2.1 million in the second quarter of 2017 and $1.8 million in the first quarter of 2017.

Second quarter 2017 compared with second quarter 2016

Net interest income

•
Net interest income increased $2.0 million to $19.8 million in the second quarter of 2017 compared to the prior year quarter due primarily to a $242.0 million increase in the average loan balance and a 3 basis point increase in the loan yield to 3.65% offset by a $467,000 increase in interest expense.

•
Net interest margin was 2.92% in the second quarter of 2017 compared to 2.87% in the prior year quarter.  Net interest margin, excluding $370,000 prepayment penalty fees, was 2.81% in the prior year quarter.

•	The cost of interest-bearing liabilities increased 2 basis points to 79 basis points in the second quarter of 2017 compared to 77 basis points in the prior year quarter.

Provision for loan losses

•	Provision for loan losses was $710,000 for the second quarter of 2017 compared to $801,000 for the prior year quarter.

•	Net charge-offs in the quarter were $22,000 or 0.00% to average loans (annualized) compared to $255,000 or 0.04% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.83% of total loans at June 30, 2017 and 0.86% of total loans at June 30, 2016.

Noninterest income

•
Total noninterest income increased $1.3 million to $3.9 million in the second quarter of 2017 compared to the prior year quarter primarily due to a $291,000 increase in bank owned life insurance and a $965,000 increase in other noninterest income.

•	Bank owned life insurance income increased $291,000 primarily due to receiving $271,000 in death benefit proceeds.

•
Other noninterest income increased $965,000 to $940,000 in the second quarter of 2017 compared to the prior year quarter primarily due to a $288,000 increase in swap fees, an $180,000 increase in SBIC fund income and a $374,000 mortgage servicing rights impairment in the prior year quarter.

Noninterest expense

•
Noninterest expense increased $1.2 million in the second quarter of 2017 to $15.9 million compared to the prior year quarter primarily due to an $823,000 increase in salaries and employee benefits, a $164,000 increase in marketing and a $255,000 increase in other operating expenses.

•	Salaries and employee benefits increased $823,000 to $10.0 million primarily due to $343,000 in severance expense and general salary increases which became effective in mid-March.

•	Marketing increased $164,000 primarily due to efforts to increase the Bank's sales support in central Connecticut and western Massachusetts.

•
Other operating expenses increased $255,000 to $2.6 million primarily due to a $354,000 decrease in the provision for off-balance sheet commitments as a result of a change in accounting estimate in the prior year quarter offset by a $151,000 decrease in directors' share-based compensation expense due to the 2012 Stock Incentive Plan fully vesting in September 2016.

Income tax expense

•
Income tax expense was $2.1 million in the second quarter of 2017 and $1.4 million in the prior year quarter.  Increase in income tax expense was primarily due to a $2.1 million increase in income over the prior year.

June 30, 2017 compared to June 30, 2016

Financial Condition

•	Total assets increased $212.9 million or 8% at June 30, 2017 to $3.0 billion compared to $2.8 billion at June 30, 2016, largely reflecting an increase in net loans.

•	Our investment portfolio totaled $163.1 million at June 30, 2017 compared to $157.0 million at June 30, 2016, an increase of $6.1 million due to an increase in collateral requirements.

•	Net loans increased $241.2 million or 10% at June 30, 2017 to $2.6 billion compared to $2.4 billion at June 30, 2016 due to our continued focus on commercial and residential lending.

•
Deposits increased $193.6 million or 9% to $2.2 billion at June 30, 2017 compared to $2.1 billion at June 30, 2016 primarily due to an increase in retail deposits as we continue to develop and grow relationships in the geographical areas we serve.  We had municipal deposit balances totaling $351.3 million and $298.9 million at June 30, 2017 and 2016, respectively.

•	Federal Home Loan Bank of Boston advances increased $48.9 million to $389.5 million at June 30, 2017 compared to $340.6 million at June 30, 2016.

Asset Quality

•
At June 30, 2017 the allowance for loan losses represented 0.83% of total loans and 137.54% of non-accrual loans, compared to 0.82% of total loans and 133.63% of non-accrual loans at March 31, 2017 and 0.86% of total loans and 153.22% of non-accrual loans at June 30, 2016.

•	Loan delinquencies 30 days and greater represented 0.60% of total loans at June 30, 2017 compared to 0.67% of total loans at March 31, 2017 and 0.50% of total loans at June 30, 2016.

•	Non-accrual loans represented 0.60% of total loans at June 30, 2017 compared to 0.61% of total loans at March 31, 2017 and 0.56% of total loans at June 30, 2016.

•
Net charge-offs in the quarter were $22,000 or 0.00% to average loans (annualized) compared to $505,000 or 0.08% to average loans (annualized) in the linked quarter and $255,000 or 0.04% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 12.45% at June 30, 2017.

•	Tangible book value per share is $16.86 compared to $16.62 on a linked quarter basis and $15.95 at June 30, 2016.

•
The Company had 600,945 shares remaining to repurchase at June 30, 2017 from prior regulatory approval. Repurchased shares are held as treasury stock and will be available for general corporate purposes.

•
At June 30, 2017, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits and pre-approved unsecured lines of credit.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 24 branch locations throughout central Connecticut and western Massachusetts, offering commercial and residential lending as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, July 20, 2017 at 10:30am Eastern Time to discuss second quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The Canada dial-in number is 1-855-669-9657 and the international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2017	2017	2016	2016	2016
Selected Financial Condition Data:

Total assets	$ 2,992,126	$ 2,904,264	$ 2,837,555	$ 2,831,960	$ 2,779,224
Cash and cash equivalents	46,551	36,427	47,723	89,940	66,743
Securities held-to-maturity, at amortized cost	50,655	50,320	33,061	7,338	7,640
Securities available-for-sale, at fair value	112,443	105,541	103,520	134,094	149,396
Federal Home Loan Bank of Boston stock, at cost	19,583	16,418	16,378	15,139	18,240
Loans, net	2,644,618	2,585,521	2,525,983	2,455,101	2,403,420
Deposits	2,245,004	2,287,852	2,215,090	2,247,873	2,051,438
Federal Home Loan Bank of Boston advances	389,458	282,057	287,057	220,600	340,600
Total stockholders' equity	268,836	264,667	260,176	255,615	252,242
Allowance for loan losses	22,037	21,349	21,529	21,263	20,720
Non-accrual loans	16,022	15,976	17,561	17,829	13,523
Impaired loans	30,007	32,407	34,273	37,599	38,216
Loan delinquencies 30 days and greater	16,059	17,346	17,271	18,238	12,206

Selected Operating Data:

Interest income	$ 24,116	$ 23,212	$ 22,160	$ 21,805	$ 21,698
Interest expense	4,293	3,962	4,038	4,050	3,826
Net interest income	19,823	19,250	18,122	17,755	17,872
Provision for loan losses	710	325	616	698	801
Net interest income after provision for loan losses	19,113	18,925	17,506	17,057	17,071
Noninterest income	3,876	3,165	3,536	3,685	2,617
Noninterest expense	15,878	15,152	15,099	15,484	14,644
Income before income taxes	7,111	6,938	5,943	5,258	5,044
Income tax expense	2,109	1,845	1,757	1,485	1,401

Net income	$ 5,002	$ 5,093	$ 4,186	$ 3,773	$ 3,643

Performance Ratios (annualized):

Return on average assets	0.68%	0.71%	0.59%	0.54%	0.54%
Return on average equity	7.43%	7.67%	6.43%	5.89%	5.77%
Net interest rate spread (1)	2.74%	2.76%	2.57%	2.56%	2.70%
Net interest rate margin (2)	2.92%	2.94%	2.75%	2.74%	2.87%
Non-interest expense to average assets (3)	2.12%	2.12%	2.13%	2.22%	2.23%
Efficiency ratio (4)	66.31%	67.85%	70.64%	72.53%	73.52%
Average interest-earning assets to average
interest-bearing liabilities	128.46%	129.85%	130.20%	129.42%	129.54%
Loans to deposits	119%	114%	115%	110%	118%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.83%	0.82%	0.85%	0.86%	0.86%
Allowance for loan losses as a percent of
non-accrual loans	137.54%	133.63%	122.60%	119.26%	153.22%
Net charge-offs (recoveries) to average loans (annualized)	0.00%	0.08%	0.06%	0.03%	0.04%
Non-accrual loans as a percent of total loans	0.60%	0.61%	0.69%	0.72%	0.56%
Non-accrual loans as a percent of total assets	0.54%	0.55%	0.62%	0.63%	0.49%
Loan delinquencies 30 days and greater as a
percent of total loans	0.60%	0.67%	0.68%	0.74%	0.50%

Per Share Related Data:

Basic earnings per share	$ 0.33	$ 0.34	$ 0.28	$ 0.25	$ 0.24
Diluted earnings per share	$ 0.32	$ 0.32	$ 0.27	$ 0.25	$ 0.24
Dividends declared per share	$ 0.12	$ 0.11	$ 0.09	$ 0.08	$ 0.07
Tangible book value (5)	$ 16.86	$ 16.62	$ 16.37	$ 16.17	$ 15.95
Common stock shares outstanding	15,942,614	15,923,514	15,897,698	15,805,748	15,818,494
Weighted-average basic shares outstanding	15,107,190	15,068,036	14,973,610	14,823,914	14,765,452
Weighted-average diluted shares outstanding	15,791,112	15,691,338	15,502,481	15,192,006	15,077,291
(1)	Represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(2)	Represents tax-equivalent net interest income as a percent of average interest-earning assets.
(3)	Represents core noninterest expense annualized divided by average assets.
See "Reconciliation of Non-GAAP Financial Measures" table.
(4)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
See "Reconciliation of Non-GAAP Financial Measures" table.
(5)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.  See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	June 30,		March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017		2017	2016	2016	2016
Capital Ratios:

Equity to total assets at end of period	8.98%		9.11%	9.17%	9.03%	9.08%
Average equity to average assets	9.18%		9.28%	9.18%	9.20%	9.34%
Total Capital (to Risk Weighted Assets)	12.45%	*	12.67%	12.80%	12.57%	12.63%
Tier I Capital (to Risk Weighted Assets)	11.53%	*	11.74%	11.84%	11.62%	11.69%
Common Equity Tier I Capital	11.53%	*	11.74%	11.84%	11.62%	11.69%
Tier I Leverage Capital (to Average Assets)	9.36%	*	9.45%	9.39%	9.40%	9.55%
Total equity to total average assets	9.17%		9.25%	9.18%	9.17%	9.32%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 962,732		$ 954,764	$ 907,946	$ 864,054	$ 842,427
Commercial	1,020,560		992,861	979,370	931,703	922,643
Construction	74,063		60,694	49,679	50,083	41,466
Commercial	431,243		420,747	430,539	449,008	437,046
Home equity line of credit	168,278		168,157	170,786	172,148	171,212
Other	5,410		5,375	5,348	5,426	5,570
Total loans	2,662,286		2,602,598	2,543,668	2,472,422	2,420,364
Net deferred loan costs	4,369		4,272	3,844	3,942	3,776
Loans	2,666,655		2,606,870	2,547,512	2,476,364	2,424,140
Allowance for loan losses	(22,037)		(21,349)	(21,529)	(21,263)	(20,720)
Loans, net	$ 2,644,618		$ 2,585,521	$ 2,525,983	$ 2,455,101	$ 2,403,420

Deposits:

Noninterest-bearing demand deposits	$ 445,049		$ 437,385	$ 441,283	$ 419,664	$ 415,562
Interest-bearing
NOW accounts	547,868		622,844	542,764	590,213	429,973
Money market	522,070		521,759	532,681	536,979	498,847
Savings accounts	241,898		239,743	233,792	223,848	229,868
Time deposits	488,119		466,121	464,570	477,169	477,188
Total interest-bearing deposits	1,799,955		1,850,467	1,773,807	1,828,209	1,635,876
Total deposits	$ 2,245,004		$ 2,287,852	$ 2,215,090	$ 2,247,873	$ 2,051,438

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	June 30,	March 31,	June 30,
	2017	2017	2016
(Dollars in thousands)
Assets
Cash and due from banks	$ 37,308	$ 32,706	$ 37,455
Interest bearing deposits with other institutions	9,243	3,721	29,288
Total cash and cash equivalents	46,551	36,427	66,743
Securities held-to-maturity, at amortized cost	50,655	50,320	7,640
Securities available-for-sale, at fair value	112,443	105,541	149,396
Loans held for sale	2,537	2,464	6,912
Loans (1)	2,666,655	2,606,870	2,424,140
Allowance for loan losses	(22,037)	(21,349)	(20,720)
Loans, net	2,644,618	2,585,521	2,403,420
Premises and equipment, net	17,609	17,903	18,917
Federal Home Loan Bank of Boston stock, at cost	19,583	16,418	18,240
Accrued income receivable	7,939	7,398	6,736
Bank-owned life insurance	56,802	52,044	51,029
Deferred income taxes	13,970	14,790	15,405
Prepaid expenses and other assets	19,419	15,438	34,786
Total assets	$ 2,992,126	$ 2,904,264	$ 2,779,224

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$ 1,799,955	$ 1,850,467	$ 1,635,876
Noninterest-bearing	445,049	437,385	415,562
	2,245,004	2,287,852	2,051,438
Federal Home Loan Bank of Boston advances	389,458	282,057	340,600
Repurchase agreement borrowings	10,500	10,500	10,500
Repurchase liabilities	36,101	19,526	63,027
Accrued expenses and other liabilities	42,227	39,662	61,417
Total liabilities	2,723,290	2,639,597	2,526,982

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	184,871	184,456	183,504
Unallocated common stock held by ESOP	(10,053)	(10,309)	(11,100)
Treasury stock, at cost	(29,770)	(30,047)	(31,868)
Retained earnings	129,972	126,882	117,980
Accumulated other comprehensive loss	(6,365)	(6,496)	(6,455)
Total stockholders' equity	268,836	264,667	252,242
Total liabilities and stockholders' equity	$ 2,992,126	$ 2,904,264	$ 2,779,224

(1)	Loans include net deferred fees and unamortized premiums of $4.4 million, $4.3 million and $3.8 million at June 30, 2017, March 31, 2017 and June 30, 2016, respectively.

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(Dollars in thousands, except per share data)	2017	2017	2016	2017	2016
Interest income
Interest and fees on loans
Mortgage	$ 18,056	$ 17,558	$ 16,120	$ 35,614	$ 32,027
Other	5,209	4,947	4,858	10,156	9,572
Interest and dividends on investments
United States Government and agency obligations	598	474	448	1,072	866
Other bonds	7	7	14	14	27
Corporate stocks	216	199	232	415	471
Other interest income	30	27	26	57	58
Total interest income	24,116	23,212	21,698	47,328	43,021
Interest expense
Deposits	3,026	2,911	2,735	5,937	5,471
Interest on borrowed funds	1,164	949	980	2,113	1,947
Interest on repo borrowings	96	95	96	191	191
Interest on repurchase liabilities	7	7	15	14	34
Total interest expense	4,293	3,962	3,826	8,255	7,643
Net interest income	19,823	19,250	17,872	39,073	35,378
Provision for loan losses	710	325	801	1,035	1,018
Net interest income
after provision for loan losses	19,113	18,925	17,071	38,038	34,360
Noninterest income
Fees for customer services	1,572	1,506	1,530	3,078	3,014
Net gain on loans sold	711	416	751	1,127	1,241
Brokerage and insurance fee income	55	50	54	105	108
Bank owned life insurance income	598	319	307	917	721
Other	940	874	(25)	1,814	433
Total noninterest income	3,876	3,165	2,617	7,041	5,517
Noninterest expense
Salaries and employee benefits	10,036	9,327	9,213	19,363	18,589
Occupancy expense	1,187	1,313	1,189	2,500	2,408
Furniture and equipment expense	985	984	1,018	1,969	2,079
FDIC assessment	410	428	383	838	787
Marketing	708	567	544	1,275	965
Other operating expenses	2,552	2,533	2,297	5,085	5,093
Total noninterest expense	15,878	15,152	14,644	31,030	29,921
Income before income taxes	7,111	6,938	5,044	14,049	9,956
Income tax expense	2,109	1,845	1,401	3,954	2,700
Net income	$ 5,002	$ 5,093	$ 3,643	$ 10,095	$ 7,256

Earnings per share:
Basic	$ 0.33	$ 0.34	$ 0.24	$ 0.67	$ 0.49
Diluted	0.32	0.32	0.24	0.64	0.48
Weighted average shares outstanding:
Basic	15,107,190	15,068,036	14,765,452	15,087,721	14,743,172
Diluted	15,791,112	15,691,338	15,077,291	15,741,500	15,043,555

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,629,493	$ 23,900	3.65%	$ 2,576,295	$ 23,101	3.64%	$ 2,387,538	$ 21,499	3.62%
Securities	157,230	659	1.68%	142,929	529	1.50%	150,257	515	1.38%
Federal Home Loan Bank of Boston stock	18,056	162	3.60%	16,165	151	3.79%	17,763	179	4.05%
Federal funds and other earning assets	7,715	30	1.56%	6,351	27	1.72%	22,607	26	0.46%
Total interest-earning assets	2,812,494	24,751	3.53%	2,741,740	23,808	3.52%	2,578,165	22,219	3.47%
Noninterest-earning assets	120,308			118,104			127,656
Total assets	$ 2,932,802			$ 2,859,844			$ 2,705,821

Interest-bearing liabilities:
NOW accounts	$ 595,350	$ 574	0.39%	$ 602,631	$ 528	0.36%	$ 470,835	$ 336	0.29%
Money market	525,266	979	0.75%	529,409	970	0.74%	486,826	930	0.77%
Savings accounts	242,009	63	0.10%	231,465	61	0.11%	226,820	59	0.10%
Certificates of deposit	471,905	1,410	1.20%	466,852	1,352	1.17%	473,976	1,410	1.20%
Total interest-bearing deposits	1,834,530	3,026	0.66%	1,830,357	2,911	0.64%	1,658,457	2,735	0.66%
Federal Home Loan Bank of Boston Advances	315,665	1,164	1.48%	245,591	949	1.57%	279,601	980	1.41%
Repurchase agreement borrowings	10,500	96	3.67%	10,500	95	3.67%	10,500	96	3.68%
Repurchase liabilities	28,728	7	0.10%	24,984	7	0.11%	41,757	15	0.14%
Total interest-bearing liabilities	2,189,423	4,293	0.79%	2,111,432	3,962	0.76%	1,990,315	3,826	0.77%
Noninterest-bearing deposits	431,336			433,058			404,809
Other noninterest-bearing liabilities	42,857			49,886			58,085
Total liabilities	2,663,616			2,594,376			2,453,209
Stockholders' equity	269,186			265,468			252,612
Total liabilities and stockholders' equity	$ 2,932,802			$ 2,859,844			$ 2,705,821

Tax-equivalent net interest income		$ 20,458			$ 19,846			$ 18,393
Less: tax-equivalent adjustment		(635)			(596)			(521)
Net interest income		$ 19,823			$ 19,250			$ 17,872

Net interest rate spread (2)			2.74%			2.76%			2.70%
Net interest-earning assets (3)	$ 623,071			$ 630,308			$ 587,850
Net interest margin (4)			2.92%			2.94%			2.87%
Average interest-earning assets to average interest-bearing liabilities
		128.46%			129.85%			129.54%

(1)	On a fully-tax equivalent basis.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Six Months Ended June 30,
	2017			2016
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,603,041	$ 47,001	3.64%	$ 2,377,236	$ 42,631	3.61%
Securities	150,119	1,188	1.60%	152,395	998	1.32%
Federal Home Loan Bank of Boston stock	17,116	313	3.69%	18,783	366	3.92%
Federal funds and other earning assets	7,037	57	1.63%	24,753	58	0.47%
Total interest-earning assets	2,777,313	48,559	3.53%	2,573,167	44,053	3.44%
Noninterest-earning assets	119,211			127,550
Total assets	$ 2,896,524			$ 2,700,717

Interest-bearing liabilities:
NOW accounts	$ 598,970	$ 1,102	0.37%	$ 496,856	$ 716	0.29%
Money market	527,326	1,949	0.75%	482,890	1,925	0.80%
Savings accounts	236,766	124	0.11%	221,461	117	0.11%
Certificates of deposit	469,393	2,762	1.19%	462,446	2,713	1.18%
Total interest-bearing deposits	1,832,455	5,937	0.65%	1,663,653	5,471	0.66%
Federal Home Loan Bank of Boston Advances	280,822	2,113	1.52%	276,156	1,947	1.42%
Repurchase agreement borrowings	10,500	191	3.67%	10,500	191	3.66%
Repurchase liabilities	26,866	14	0.11%	44,650	34	0.15%
Total interest-bearing liabilities	2,150,643	8,255	0.77%	1,994,959	7,643	0.77%
Noninterest-bearing deposits	432,192			397,868
Other noninterest-bearing liabilities	46,352			57,374
Total liabilities	2,629,187			2,450,201
Stockholders' equity	267,337			250,516
Total liabilities and stockholders' equity	$ 2,896,524			$ 2,700,717

Tax-equivalent net interest income		$ 40,304			$ 36,410
Less: tax-equivalent adjustment		(1,231)			(1,032)
Net interest income		$ 39,073			$ 35,378

Net interest rate spread (2)			2.76%			2.67%
Net interest-earning assets (3)	$ 626,670			$ 578,208
Net interest margin (4)			2.93%			2.85%
Average interest-earning assets to average interest-bearing liabilities		129.14%			128.98%

(1)	On a fully-tax equivalent basis.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2017	2017	2016	2016	2016
Net Income	$ 5,002	$ 5,093	$ 4,186	$ 3,773	$ 3,643
Adjustments:
Plus: Severance expense	343	-	-	-	-
Plus: Mortgage servicing rights (recovery) impairment	-	-	(283)	(91)	374
Less: Prepayment penalty fees	-	(84)	-	-	(370)
Less: Off-balance sheet commitments change in accounting estimate	-	-	-	-	(423)
Less: Bank-owned life insurance proceeds	(271)	-	-	-	-
Total core adjustments before taxes	72	(84)	(283)	(91)	(419)
Tax (expense) benefit on core adjustments	(120)	29	99	32	147
Deferred tax asset write-off (1)	-	-	137	-	-
Total core adjustments after taxes	(48)	(55)	(47)	(59)	(272)
Total core net income	$ 4,954	$ 5,038	$ 4,139	$ 3,714	$ 3,371

Total net interest income	$ 19,823	$ 19,250	$ 18,122	$ 17,755	$ 17,872
Less: Prepayment penalty fees	-	(84)	-	-	(370)
Total core net interest income	$ 19,823	$ 19,166	$ 18,122	$ 17,755	$ 17,502

Total noninterest income	$ 3,876	$ 3,165	$ 3,536	$ 3,685	$ 2,617
Plus: Mortgage servicing rights (recovery) impairment	-	-	(283)	(91)	374
Less: Bank-owned life insurance proceeds	(271)	-	-	-	-
Total core noninterest income	$ 3,605	$ 3,165	$ 3,253	$ 3,594	$ 2,991

Total noninterest expense	$ 15,878	$ 15,152	$ 15,099	$ 15,484	$ 14,644
Plus: Off-balance sheet commitments change in accounting estimate	-	-	-	-	423
Less: Severance expense	(343)	-	-	-	-
Total core noninterest expense	$ 15,535	$ 15,152	$ 15,099	$ 15,484	$ 15,067

Core earnings per common share, diluted	$ 0.31	$ 0.32	$ 0.27	$ 0.24	$ 0.22

Core net interest rate margin (2)	2.92%	2.92%	2.75%	2.74%	2.81%
Core return on average assets (annualized)	0.68%	0.70%	0.58%	0.53%	0.50%
Core return on average equity (annualized)	7.36%	7.59%	6.36%	5.80%	5.34%
Core non-interest expense to average assets (annualized)	2.12%	2.12%	2.13%	2.22%	2.23%
Efficiency ratio (3)	66.31%	67.85%	70.64%	72.53%	73.52%

Tangible book value (4)	$ 16.86	$ 16.62	$ 16.37	$ 16.17	$ 15.95

(1)	Represents a write-off of the remaining deferred tax asset associated with the establishment of the Bank's foundation in 2011.
(2)	Represents tax-equivalent core net interest income as a percent of average interest-earning assets.
(3)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(4)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.